Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
CPEX Pharmaceuticals, Inc.
Exeter, New Hampshire
We hereby consent to the incorporation by reference in the Registration Statement Nos. 333-152040 and 333-160052 on Form S-8 of our report dated March 31, 2011, relating to the consolidated financial statements of CPEX Pharmaceuticals, Inc., which appears in this Annual Report on Form 10-K of CPEX Pharmaceuticals, Inc. for the year-ended December 31, 2010.
/s/ BDO USA, LLP
Boston, Massachusetts
March 31, 2011